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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of InfoCure Corporation on Form S-8 of our report dated January 15, 1999, (relating to the Healthcare Systems Division of the Reynolds and Reynolds Company) appearing in Registration Statement No. 333-71109 of InfoCure Corporation on Form S-3, effective April 21, 1999, and to the reference to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                          Deloitte & Touche LLP

Dayton, Ohio
June 20, 2000